FOR IMMEDIATE RELEASE

CNA FINANCIAL ANNOUNCES FIRST QUARTER 2024
NET INCOME OF $1.24 PER SHARE AND CORE INCOME OF $1.30 PER SHARE
•Net income up 14% to $338 million versus $297 million in the prior year quarter; core income up 9% to $355 million, reflecting the best first quarter core income on record, versus $325 million in the prior year quarter.
•P&C core income of $372 million versus $346 million, reflects higher investment income and favorable net prior year development, partially offset by higher catastrophe losses.
•Net investment income up 16% to $609 million pretax, includes a $44 million increase from fixed income securities and other investments to $541 million and a $40 million increase from limited partnerships and common stock to $68 million.
•P&C combined ratio of 94.6%, compared with 93.9% in the prior year quarter, including 3.8 points of catastrophe loss impact compared with 2.4 points in the prior year quarter. P&C underlying combined ratio was 91.0% compared with 90.8% in the prior year quarter. P&C underlying loss ratio was 60.5% and the expense ratio was 30.1%.
•P&C segments, excluding third party captives, generated gross written premium growth of 8% and net written premium growth of 6% for the first quarter of 2024. P&C renewal premium change of +6%, with written rate of +4% and exposure change of +2%.
•Book value per share of $35.62; book value per share excluding AOCI of $45.10, a 2% increase from year-end 2023 adjusting for $2.44 of dividends per share.
•Board of Directors declares regular quarterly cash dividend of $0.44 per share.

CHICAGO, May 6, 2024 --- CNA Financial Corporation (NYSE: CNA) today announced first quarter 2024 net income of $338 million, or $1.24 per share, versus $297 million, or $1.09 per share, in the prior year quarter. Net investment losses for the quarter were $17 million compared to $28 million in the prior year quarter. Core income for the quarter was $355 million, or $1.30 per share, versus $325 million, or $1.19 per share, in the prior year quarter.
Our Property & Casualty segments produced core income of $372 million for the first quarter of 2024, an increase of $26 million compared to the prior year quarter driven by higher investment income and favorable net prior period development, partially offset by higher catastrophe losses. P&C segments, excluding third party captives, generated gross written premium growth of 8% and net written premium growth of 6%, driven by retention of 85%, renewal premium change of +6% and new business growth of 5%.
Our Life & Group segment produced core income of $5 million for the first quarter of 2024 versus core loss of $3 million in the prior year quarter, driven by higher net investment income.
Our Corporate & Other segment produced a core loss of $22 million for the first quarter of 2024, versus $18 million in the prior year quarter, which reflects a $5 million after-tax charge related to office consolidation in the current quarter.
CNA Financial declared a quarterly dividend of $0.44 per share payable June 6, 2024 to stockholders of record on May 20, 2024.

	Results for the Three Months Ended March 31
($ millions, except per share data)	2024	2023
Net income	$338	$297
Core income (a)	355	325

Net income per diluted share	$1.24	$1.09
Core income per diluted share	1.30	1.19

	March 31, 2024	December 31, 2023
Book value per share	$35.62	$36.52
Book value per share excluding AOCI	45.10	46.39
(a)Management utilizes the core income (loss) financial measure to monitor the Company's operations. Please refer herein to the Reconciliation of GAAP Measures to Non-GAAP Measures section of this press release for further discussion of this non-GAAP measure.
"We are off to an excellent start with a record first quarter core income of $355 million, which benefited from 16% growth in net investment income and continued strong top and bottom line P&C performance. The all-in combined ratio was 94.6% and included 3.8 points of catastrophe loss, which is in line with our five-year first quarter average, and the P&C underlying combined ratio of 91.0% represents the thirteenth consecutive quarter below 92%.
Gross written premiums ex. captives grew by 8% in the quarter with strong growth in Commercial of 17% as the property market remains very favorable given the correction over the last couple of years, and casualty rate increases continue to accelerate. Growth in Specialty and International were each impacted by the protracted competitive pressures in management liability lines and so we continue to tread lightly in those lines.
Renewal premium change was up a point to 6% while retention remained strong at 85%. In the U.S., our renewal premium change excluding workers' compensation was 8%, which is covering our loss cost trends of 6.5%.
We are very pleased with our disciplined execution in the first quarter and we believe the remainder of 2024 will continue to afford us robust opportunities to grow profitably and continue to build our investment returns," said Dino E. Robusto, Chairman & Chief Executive Officer of CNA Financial Corporation.

Property & Casualty Operations

	Results for the Three Months Ended March 31
($ millions)	2024	2023
Gross written premiums ex. 3rd party captives	$2,936	$2,724
GWP ex. 3rd party captives change (% year over year)	8%
Net written premiums	$2,390	$2,247
NWP change (% year over year)	6%
Net earned premiums	$2,331	$2,133
NEP change (% year over year)	9%
Underwriting gain	$126	$130
Net investment income	$357	$301
Core income	$372	$346

Underlying loss ratio	60.5%	59.8%
Effect of catastrophe impacts	3.8	2.4
Effect of development-related items	(0.2)	0.7
Loss ratio	64.1%	62.9%

Expense ratio	30.1%	30.7%

Combined ratio	94.6%	93.9%
Underlying combined ratio	91.0%	90.8%
•The underlying combined ratio increased 0.2 points as compared with the prior year quarter. The underlying loss ratio increased 0.7 points as compared with the prior year quarter. The expense ratio improved 0.6 points driven by net earned premium growth of 9%.
•The combined ratio increased 0.7 points as compared with the prior year quarter. Catastrophe losses were $88 million, or 3.8 points of the loss ratio in the quarter compared with $52 million, or 2.4 points of the loss ratio, for the prior year quarter. Favorable net prior period development improved the loss ratio by 0.2 points in the current year quarter compared with 0.7 points of unfavorable net prior period development increasing the loss ratio in the prior year quarter.
•P&C segments, excluding third party captives, generated gross written premium growth of 8% and net written premium growth of 6%.

Business Operating Highlights
Specialty

	Results for the Three Months Ended March 31
($ millions)	2024	2023
Gross written premiums ex. 3rd party captives	$880	$886
GWP ex. 3rd party captives change (% year over year)	(1)%
Net written premiums	$792	$788
NWP change (% year over year)	1%
Net earned premiums	$814	$797
NEP change (% year over year)	2%

Underwriting gain	$76	$80

Underlying loss ratio	59.2%	58.4%
Effect of catastrophe impacts	—	—
Effect of development-related items	(0.6)	—
Loss ratio	58.6%	58.4%

Expense ratio	31.8%	31.4%

Combined ratio	90.7%	90.0%
Underlying combined ratio	91.3%	90.0%
•The underlying combined ratio increased 1.3 points as compared with the prior year quarter primarily due to a 0.8 point increase in the underlying loss ratio and a 0.4 point increase in the expense ratio.
•The combined ratio increased 0.7 points as compared with the prior year quarter. Favorable net prior period development improved the loss ratio by 0.6 points in the current quarter compared with no net prior period development in the prior year quarter.
•Gross written premiums, excluding third party captives, declined 1% and net written premiums grew 1% for the first quarter of 2024.

Commercial

	Results for the Three Months Ended March 31
($ millions)	2024	2023
Gross written premiums ex. 3rd party captives	$1,682	$1,440
GWP ex. 3rd party captives change (% year over year)	17%
Net written premiums	$1,338	$1,188
NWP change (% year over year)	13%
Net earned premiums	$1,202	$1,046
NEP change (% year over year)	15%

Underwriting gain	$29	$41

Underlying loss ratio	62.0%	61.5%
Effect of catastrophe impacts	6.8	4.2
Effect of development-related items	—	—
Loss ratio	68.8%	65.7%

Expense ratio	28.2%	29.8%

Combined ratio	97.6%	96.0%
Underlying combined ratio	90.8%	91.8%
•The underlying combined ratio improved 1.0 point as compared with the prior year quarter, reflecting the lowest on record. The expense ratio improved 1.6 points driven by net earned premium growth of 15%. The underlying loss ratio increased 0.5 points as compared with the prior year quarter.
•The combined ratio increased 1.6 points as compared with the prior year quarter. Catastrophe losses were $82 million, or 6.8 points of the loss ratio in the quarter compared with $44 million, or 4.2 points of the loss ratio, for the prior year quarter.
•Gross written premiums, excluding third party captives, grew 17% and net written premiums grew 13% for the first quarter of 2024.

International

	Results for the Three Months Ended March 31
($ millions)	2024	2023
Gross written premiums	$374	$398
GWP change (% year over year)	(6)%
Net written premiums	$260	$271
NWP change (% year over year)	(4)%
Net earned premiums	$315	$290
NEP change (% year over year)	9%

Underwriting gain	$21	$9

Underlying loss ratio	58.1%	57.5%
Effect of catastrophe impacts	2.0	2.8
Effect of development-related items	—	5.1
Loss ratio	60.1%	65.4%

Expense ratio	33.2%	31.8%

Combined ratio	93.3%	97.2%
Underlying combined ratio	91.3%	89.3%
•The underlying combined ratio increased 2.0 points as compared with the prior year quarter. The expense ratio increased 1.4 points driven by higher employee related costs partially offset by net earned premium growth of 9%. The underlying loss ratio increased 0.6 points as compared with the prior year quarter.
•The combined ratio improved 3.9 points as compared with the prior year quarter. Catastrophe losses were $6 million, or 2.0 points of the loss ratio in the quarter compared with $8 million, or 2.8 points of the loss ratio, for the prior year quarter. There was no net prior period development in the current quarter compared with 5.1 points of unfavorable development increasing the loss ratio in the prior year quarter.
•Excluding currency fluctuations, gross written premiums declined 8% and net written premiums declined 6% for the first quarter of 2024.

Life & Group

	Results for the Three Months Ended March 31
($ millions)	2024	2023
Net earned premiums	$110	$115
Claims, benefits and expenses	341	341
Net investment income	231	214
Core income (loss)	5	(3)
Core results improved $8 million for the first quarter of 2024 as compared with the prior year quarter primarily due to higher net investment income.

Corporate & Other

	Results for the Three Months Ended March 31
($ millions)	2024	2023
Insurance claims and policyholders' benefits	$(8)	$(7)
Interest expense	34	28
Net investment income	21	10
Core loss	(22)	(18)
Core loss increased $4 million for the first quarter of 2024 as compared with the prior year quarter. The current quarter includes a $5 million after-tax charge related to office consolidation.

Net Investment Income

	Results for the Three Months Ended March 31
	2024	2023
Fixed income securities and other	$541	$497
Limited partnership and common stock investments	68	28
Net investment income	$609	$525
Net investment income increased $84 million for the first quarter of 2024 as compared with prior year quarter. The increase was driven by favorable limited partnership and common stock returns and higher income from fixed income securities as a result of favorable reinvestment rates.

Stockholders' Equity
Stockholders’ equity of $9.7 billion decreased 2% from year-end 2023, primarily due to dividends paid to stockholders, partially offset by net income.
Book value per share ex AOCI of $45.10 increased 2% from year-end 2023 adjusting for $2.44 of dividends per share.
As of March 31, 2024, statutory capital and surplus for the Combined Continental Casualty Companies was $10.9 billion.

About the Company
CNA is one of the largest U.S. commercial property and casualty insurance companies. Backed by more than 125 years of experience, CNA provides a broad range of standard and specialized insurance products and services for businesses and professionals in the U.S., Canada and Europe.  For more information, please visit CNA at www.cna.com.
Contacts

Media:	Analysts:
Kelly Messina | Vice President, Marketing	Ralitza K. Todorova | Vice President, Investor Relations & Rating Agencies
872-817-0350	312-822-3834
Conference Call and Webcast/Presentation Information
A conference call for investors and the professional investment community will be held at 8:00 a.m. (CT) today. On the conference call will be Dino E. Robusto, Chairman and Chief Executive Officer of CNA Financial Corporation, Scott R. Lindquist, Executive Vice President and Chief Financial Officer of CNA Financial Corporation and other members of senior management. Participants can access the call by dialing (844) 481-2830 (USA Toll Free) or +1 (412) 317-1850 (International). The call will also be broadcast live on the internet and may be accessed from the Investor Relations page of the CNA website (www.cna.com). A presentation will be posted and available on the CNA website that will provide additional insight into the results.
The call is available to the media, but questions will be restricted to investors and the professional investment community. An online replay will be available on CNA's website following the call. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting investor.relations@cna.com.
Definition of Reported Segments
•Specialty provides management and professional liability and other coverages through property and casualty products and services using a network of brokers, independent agencies and managing general underwriters.
•Commercial works with a network of brokers and independent agents to market a broad range of property and casualty insurance products to all types of insureds targeting small business, construction, middle markets and other commercial customers.
•International underwrites property and casualty coverages on a global basis through a branch operation in Canada, a European business consisting of insurance companies based in the U.K and Luxembourg and Hardy, our Lloyd's Syndicate.
•Life & Group includes the individual and group run-off long-term care businesses as well as structured settlement obligations not funded by annuities related to certain property and casualty claimants.
•Corporate & Other primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re, asbestos and environmental pollution (A&EP), a legacy portfolio of excess workers' compensation (EWC) policies and legacy mass tort reserves.
Financial Measures
Management utilizes the following metrics in their evaluation of the Property & Casualty Operations.
These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).
•Loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums.
•Underlying loss ratio represents the loss ratio excluding catastrophe losses and development-related items.
•Expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums.
•Dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums.
•Combined ratio is the sum of the loss, expense and dividend ratios.
•Underlying combined ratio is the sum of the underlying loss, expense and dividend ratios.
Renewal premium change represents the estimated change in average premium on policies that renew, including rate and exposure changes.
Rate represents the average change in price on policies that renew excluding exposure change. For certain products within Small Business, where quantifiable, rate includes the influence of new business as well.
Exposure represents the measure of risk used in the pricing of the insurance product. The change in exposure represents the change in premium dollars on policies that renew as a result of the change in risk of the policy.
Retention represents the percentage of premium dollars renewed, excluding rate and exposure changes, in comparison to the expiring premium dollars from policies available to renew.

New business represents premiums from policies written with new customers and additional policies written with existing customers.
Gross written premiums ex. 3rd party captives represents gross written premiums excluding business which is ceded to third party captives, including business related to large warranty programs.
Development-related items represents net prior year loss reserve and premium development, and includes the effects of interest accretion and change in allowance for uncollectible reinsurance and deductible amounts.
Underwriting gain (loss) represents net earned premiums less total insurance expenses, which includes insurance claims and policyholders' benefits, amortization of deferred acquisition costs and other insurance related expenses, pre-tax.
Underlying underwriting gain (loss) represents underwriting results excluding catastrophe losses and development-related items.
Statutory capital and surplus represents the excess of an insurance company's admitted assets over its liabilities, including loss reserves, as determined in accordance with statutory accounting practices. Statutory capital and surplus as of the current period is preliminary.
The Company's investment portfolio is monitored by management through analysis of various factors including unrealized gains and losses on securities, portfolio duration and exposure to market and credit risk.
Reconciliation of GAAP Measures to Non-GAAP Measures
This press release also contains financial measures that are not in accordance with GAAP.  Management utilizes these financial measures to monitor the Company's insurance operations and investment portfolio. The Company believes the presentation of these measures provides investors with a better understanding of the significant factors that comprise the Company's operating performance. Reconciliations of these measures to the most comparable GAAP measures follow below.
Reconciliation of Net Income (Loss) to Core Income (Loss)
Core income (loss) is calculated by excluding from net income (loss) the after-tax effects of net investment gains or losses. The calculation of core income (loss) excludes net investment gains or losses because net investment gains or losses are generally driven by economic factors that are not necessarily reflective of our primary operations. Management monitors core income (loss) for each business segment to assess segment performance. Presentation of consolidated core income (loss) is deemed to be a non-GAAP financial measure.

	Results for the Three Months Ended March 31
($ millions)	2024	2023
Net income	$338	$297
Less: Net investment losses	(17)	(28)
Core income	$355	$325
Reconciliation of Net Income (Loss) per Diluted Share to Core Income (Loss) per Diluted Share
Core income (loss) per diluted share provides management and investors with a valuable measure of the Company's operating performance for the same reasons applicable to its underlying measure, core income (loss). Core income (loss) per diluted share is core income (loss) on a per diluted share basis.

	Results for the Three Months Ended March 31
	2024	2023
Net income per diluted share	$1.24	$1.09
Less: Net investment losses	(0.06)	(0.10)
Core income per diluted share	$1.30	$1.19

Reconciliation of Book Value per Share to Book Value per Share Excluding AOCI
Book value per share excluding AOCI allows management and investors to analyze the amount of the Company's net worth primarily attributable to the Company's business operations. The Company believes this measurement is useful as it reduces the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates.

	March 31, 2024	December 31, 2023
Book value per share	$35.62	$36.52
Less: Per share impact of AOCI	(9.48)	(9.87)
Book value per share excluding AOCI	$45.10	$46.39

Calculation of Return on Equity and Core Return on Equity
Core return on equity provides management and investors with a measure of how effectively the Company is investing the portion of the Company's net worth that is primarily attributable to its business operations.

	Results for the Three Months Ended March 31
($ millions)	2024	2023
Annualized net income	$1,351	$1,189
Average stockholders' equity including AOCI (a)	9,778	8,607
Return on equity	13.8%	13.8%

Annualized core income	$1,420	$1,299
Average stockholders' equity excluding AOCI (a)	12,400	12,060
Core return on equity	11.5%	10.8%
(a)Average stockholders' equity is calculated using a simple average of the beginning and ending balances for the period.
For additional information, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
Forward-Looking Statements
This press release includes statements that relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties, please refer to CNA’s filings with the Securities and Exchange Commission, available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
Any descriptions of coverage under CNA policies or programs in this press release are provided for convenience only and are not to be relied upon with respect to questions of coverage, exclusions or limitations. With regard to all such matters, the terms and provisions of relevant insurance policies are primary and controlling. In addition, please note that all coverages may not be available in all states.
“CNA" is a registered trademark of CNA Financial Corporation. Certain CNA Financial Corporation subsidiaries use the "CNA" trademark in connection with insurance underwriting and claims activities. Copyright © 2024 CNA. All rights reserved.

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